                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                              [ ] Confidential, for Use of the Commission
                                                                 Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material  Pursuant  to Section  240.14a-11(c) or Section 240.14a-12

                         Cooker Restaurant Corporation
- - -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter

- - -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        [X] 125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
            14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
        [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
            14a-6(i)(3).
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

    (1) Title of each class of securities to which transaction applies:
- - -------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
- - -------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
- - -------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
- - -------------------------------------------------------------------------------
    (5) Total fee paid:
- - -------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
- - -------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
- - -------------------------------------------------------------------------------
    (3) Filing Party:
- - -------------------------------------------------------------------------------
    (4) Date Filed:
- - -------------------------------------------------------------------------------

                         COOKER RESTAURANT CORPORATION
                                1530 BETHEL ROAD
                              COLUMBUS, OHIO 43220



                      1995 ANNUAL MEETING OF SHAREHOLDERS





                                                                  March 17, 1995


Dear Shareholder:

    You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Cooker Restaurant Corporation which will be held at 10:30 a.m., Eastern Daylight Time, on April 24, 1995 at the Fawcett Center, 2400 Olentangy River Road, Columbus, Ohio. The matters on the meeting agenda are described in the Notice of 1995 Annual Meeting of Shareholders and Proxy Statement which accompany this letter.

    We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.



                                                       Very truly yours,





                                                       G. Arthur Seelbinder
                                                       Chairman of the Board and
                                                         Chief Executive Officer

                         COOKER RESTAURANT CORPORATION

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 24, 1995


TO THE SHAREHOLDERS OF
COOKER RESTAURANT CORPORATION:

    The Annual Meeting of Shareholders of Cooker Restaurant Corporation (the "Company") will be held at the Fawcett Center, 2400 Olentangy River Road, Columbus, Ohio, on Monday, April 24, 1995 at 10:30 a.m., Eastern Daylight Time, for the following purposes:

    1. To elect three Class A Directors, each to serve for a term of three years or until their successors are duly elected and qualified.

    2. To elect three Class B Directors, each to serve for a term of two years or until their successors are duly elected and qualified.

    3. To elect three Class C Directors, each to serve for a term of one year or until their successors are duly elected and qualified.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 3, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.




                                  By Order of the Board of Directors





                                  G. Arthur Seelbinder
                                  Chairman of the Board and
                                     Chief Executive Officer
Columbus, Ohio
March 17, 1995

                         COOKER RESTAURANT CORPORATION

                       __________________________________

                      1995 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1995
                       __________________________________

                                PROXY STATEMENT

                              DATED MARCH 17, 1995
                       __________________________________

                              GENERAL INFORMATION

    Solicitation. This Proxy Statement is furnished to the shareholders of Cooker Restaurant Corporation, an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1995 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 24, 1995 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 17, 1995.

    Voting Rights. Shareholders of record at the close of business on March 3, 1995 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were approximately 7,151,090 Common Shares of the Company, without par value ("Common Shares"), issued and outstanding. Each shareholder of record on March 3, 1995 is entitled to one vote per Common Share held of record on all matters which may be brought before the Annual Meeting.

    Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate square on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is FOR the election of David L. Hobson, Robin V. Holderman and G. Arthur Seelbinder as Class A Directors; the election of Glenn W. Cockburn, David T. Kollat and Joseph E. Madigan as Class B Directors; and the election of Henry R. Hillenmeyer, Margaret T. Monaco, and Phillip L. Pritchard as Class C Directors of the Company. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    Revocation. Any shareholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving written notice of revocation to the Company (addressed to the attention of the Secretary), by giving oral notice of revocation to the Company at the Annual Meeting, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

    Tabulation. Under Section 1701.51 of the Ohio Revised Code ("ORC") and the Code of Regulations of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment,
to be taken thereat.   The Code of Regulations of the Company provides that a
quorum consists of the holders of a majority of the voting shares present in person or by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

    Under Section 1701.55 of the ORC, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    At the Annual Meeting, the three nominees to each class of the Board of Directors receiving the highest number of votes will be elected as directors. See "General Information - Tabulation." The terms of office of the members of the Board of Directors expire at the Annual Meeting. Under Section 2.03 of the Company's Code of Regulations which was adopted by the shareholders in 1989, the membership of the Board of Directors was divided into three classes when the number of directors was increased to nine, which occurred in 1994. The incumbent directors were assigned to classes based on the length of their service as directors. The three directors with the longest service as directors were assigned by Section 2.03 of the Code of Regulations to Class A, the three directors with the next longest service were assigned to Class B and the rest of the directors were assigned to Class C. The classes will be elected to terms of three, two and one years, respectively, at this annual meeting. Thereafter only one class of directors will be elected at successive annual meetings for terms of three years. David L. Hobson, Robin V. Holderman and G. Arthur Seelbinder have been nominated as Class A Directors to serve for a term of three years; Glenn W. Cockburn, David T. Kollat and Joseph E. Madigan have been nominated as Class B Directors to serve for a term of two years; and Henry R. Hillenmeyer, Margaret T. Monaco and Phillip L. Pritchard have been nominated as Class C Directors to serve for a term of one year. The Company has no reason to believe that any of the nominees will not stand for election or serve as a director. In the event any person nominated fails to stand for election, the proxies will be voted for the election of such other person as shall be designated by the persons named in the proxy.

    THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY:

CLASS A (TERM EXPIRING IN 1998):

    DAVID L. HOBSON, age 58, has been a director of the Company since 1986. Mr. Hobson became a member of the United States House of Representatives in January 1991. Before being elected to the House of Representatives, he served as a member of the Ohio Senate for more than five years and was its president pro-tem.

    ROBIN V. HOLDERMAN, age 43, has been a director of the Company since 1986. Mr. Holderman has been Manager of Industrial Development of Duke Realty Investments, Inc., a real estate development company, since April 1994, and prior thereto was President of Conquest Corporation, a commercial and industrial real estate development company located in Columbus, Ohio, which he founded more than eight years ago. From 1990 through 1992, he was the Director of Development for the Columbus office of the Miller-Valentine Group, a Dayton, Ohio-based commercial real estate developer and design/build contractor.

    G. ARTHUR SEELBINDER, age 51, is one of the founders of the Company. He has been Chairman of the Board, Chief Executive Officer and a director of the Company since 1986 and served as President from September 1989 until December 1994. He was Chairman of the Board of Cooker Corporation (a predecessor of the Company) from 1984 until 1988 when it was merged into the Company.

CLASS B (TERM EXPIRING IN 1997):

    GLENN W. COCKBURN, age 39, is one of the founders of the Company. He has been a director of the Company since 1989. In 1991, he was elected Senior Vice President - Operations of the Company. He was Vice

President - Food Services of the Company from 1988 to 1991 and was Vice President of Food Operations of Cooker Corporation from 1986 to 1988. He is a graduate of the Culinary Institute of America in Hyde Park, New York.

    DAVID T. KOLLAT, age 56, has been a director of the Company since 1988 and is Chairman of 22, Inc., a company specializing in research and consulting for retailers and consumer goods manufacturers. He is a director of Consolidated Stores Corporation, NuVision, Inc., The Limited, Inc. and Wolverine World Wide, Inc. He earned his Doctor of Business Administration degree at Indiana University, and was a Professor of Marketing in the College of Administrative Sciences of The Ohio State University from 1965 to 1972.

    JOSEPH E. MADIGAN, age 62, has been a director of the Company since 1989 and is a corporate financial consultant with Madigan Associates, a consulting firm established in 1988. He is a director of Cardinal Realty Services, Inc. and Skyline Chili, Inc., a fast service restaurant company and food producer. He has an MBA degree from the Graduate School of Business Administration of New York University.

CLASS C (TERM EXPIRING IN 1996):

    HENRY R. HILLENMEYER, age 51, is a private investor and was Chairman and President of Southern Hospitality Corporation, a Wendy's franchise operator based in Nashville, Tennessee, from May 1988 to October 1994.

    MARGARET T. MONACO, age 47, has been a corporate financial consultant with Probus Advisors, a management/financial consulting firm, since June 1993. From October 1987 to June 1993, she was Vice President and Treasurer of The Limited, Inc. She is a director of Barnes & Noble, Inc. and Crown America Realty Trust. She has an MBA degree from Columbia Graduate School of Business Administration.

    PHILLIP L. PRITCHARD, age 45, has been President and Chief Operating Officer of the Company since December 1994. Prior to joining the Company, Mr. Pritchard spent 22 years with General Mills Restaurants Inc. Most recently, Mr. Pritchard served as Executive Vice President, Operations for Red Lobster Restaurants from September 1986 through August 1992 and Executive Vice President, Operations for China Coast from September 1992 to June 1993. He has an MBA degree from Rollins College Graduate School of Business Administration.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors held nine meetings in fiscal 1994 and each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

COMMITTEES

    The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a committee whose functions include nominating directors.

    The Audit Committee (comprised of Robin V. Holderman, David T. Kollat, Joseph E. Madigan and Margaret T. Monaco) recommends the firm to be employed by the Company as its independent auditors; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit, and the management letter, if any; consults with the independent auditors (periodically and, as appropriate, out of the presence of management) with regard to the adequacy of the internal accounting controls; and approves transactions between the Company and its officers. The Audit Committee held two meetings in fiscal 1994.

    The Compensation Committee (comprised of David L. Hobson, Robin V. Holderman and David T. Kollat) establishes the compensation of all officers and management employees of the Company, adopts compensation plans for them, approves employment agreements with such persons, administers and interprets the 1988 and 1992 Employee Stock Option Plans, takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plans, including the granting of options, and provides instructions to the trustee of the Company's employee stock ownership plan (the "ESOP") with respect to the voting of unallocated Common Shares thereunder. The Compensation Committee held five meetings in fiscal 1994.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    The following table sets forth, as of March 3, 1995, certain information with respect to the beneficial ownership of Common Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each director or nominee for director of the Company, (iii) each of the Named Executives (see "Compensation of Management; Summary Compensation Table"), and (iv) the Company's directors and executive officers as a group.

                                              NUMBER OF SHARES
    SHAREHOLDER                             BENEFICIALLY OWNED(a)                  PERCENT OF CLASS
G. Arthur Seelbinder (b)                      776,925 (c)(d)                            10.8%

Glenn W. Cockburn                             257,877 (c)(d)                             3.5%

Henry R. Hillenmeyer                            2,000                                     (i)

David L. Hobson                                60,416 (c)(f)                              (i)

David T. Kollat                                80,451 (c)(f)                              (i)

Robin V. Holderman                             11,860 (c)(f)                              (i)

Joseph E. Madigan                              14,414 (c)(e)                              (i)

Margaret T. Monaco                                 -0-                                    -0-

Phillip L. Pritchard                               -0-                                    -0-

Tiger Management Corporation,                 977,550                                   13.6%
  Panther Partners L.P., Panther
  Managment Company L.P., and
  Julian H. Robertson(g)

Granite Capital L.P. (h)                      405,000                                    5.6%

All directors and executive                 1,210,896 (c)(d)(f)                         16.5%
officers as a group (10 persons)
- - -----------------
(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.
(b) G. Arthur Seelbinder's address is c/o the Company, 1530 Bethel Road, Columbus, Ohio 43220.
(c) Includes Common Shares subject to stock options outstanding and exercisable as of March 3, 1995:  for Mr. Seelbinder, 33,332
    Common Shares;  for Mr. Cockburn, 53,330 Common Shares; for Mr. Hobson, 17,984 Common Shares; for Mr. Holderman, 9,778 Common
    Shares; for Mr. Kollat, 26,819 Common Shares; for Mr. Madigan, 11,750 Common Shares; and for all directors and executive officers as a group, 158,159 Common Shares.
(d) Includes Common Shares beneficially owned through the ESOP: for Mr. Cockburn, 4,111 Common Shares; for Mr. Seelbinder, 4,912
    Common Shares; and for all directors and executive officers as a group, 12,106 Common Shares.
(e) Includes 1,332 Common Shares as to which he shares voting and investment power.
(f) The ESOP currently holds approximately 367,202 Common Shares, constituting approximately 5.1% of the outstanding Common Shares of which 10,874 shares were not allocated to the accounts of the participants as of March 3, 1995.  Margaret A. Epperson,
    Secretary and Treasurer of the Company, is the trustee of the ESOP.  Under certain circumstances, Ms. Epperson has investment power over Common Shares held by the ESOP and may, to such extent, be deemed the beneficial owner of such shares.  Messrs.
    Kollat, Hobson and Holderman, as members of the Compensation Committee, have shared voting and, in certain circumstances, investment power over unallocated Common Shares held by the ESOP and may, to such extent, be deemed the beneficial owners of such shares.  Messrs. Kollat, Hobson and Holderman disclaim beneficial ownership of all Common Shares held by the ESOP.
(g) Tiger Management Corporation owns 901,450 Common Shares, Panther Partners L.P. and Panther Management Company L.P. own 76,100
    Common Shares and Julian H. Robertson, Jr. is the controlling person of all three entities.  Such persons may be deemed to be members of a

    "group" as such term is used in the rules of the Securities and Exchange Commission.  Their address is 101 Park Avenue, New
    York, New York 10178.
(h) Granite Capital L.P.'s address is 666 Fifth Avenue, 33rd Floor, New York, New York 10103.
(i) Less than 1%.


                           COMPENSATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the annual and long term compensation of the chief executive officer of the Company and the other executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (the "Named Executives") for the last three fiscal years.

                                                          Long Term
                                                          Compensation
                                                             Awards
                                                        ----------------
                                                           Securities
                                 Annual Compensation       Underlying
     Name and                    -------------------        Options           All Other
Principal Position      Year     Salary       Bonus         (shares)         Compensation
- - ------------------      ----     ------       -----         --------         ------------
G. Arthur Seelbinder     1994      $175,000    $ 31,719      246,723(a)     $(b)
Chairman of the          1993       175,000     232,662      125,000           4,635
Board - Chief            1992       150,000     263,596           -0-         44,775
Executive Officer

Phillip L. Pritchard     1994(c)      2,885         -0-      150,000              -0-
President - Chief
Operating Officer

Glenn W. Cockburn        1994       125,000       9,375       90,414(d)      (b)
Senior Vice              1993       125,000      57,875       35,000           4,635
President -              1992       111,326      63,085           -0-         34,131
Operations

_________________

(a) This represents a grant made to Mr. Seelbinder on November 14, 1994, which grant was conditioned upon the surrender of an option to purchase 125,000 Common Shares granted on January 14, 1994, an option to purchase 125,000 shares granted on January
    18, 1993 and an option to purchase 90,000 shares granted on October 14, 1991.  See "Compensation Committee Report on Repricing
    of Options" and "Ten-Year Option Repricings."

(b) This amount is an allocation to the account of the Named Executive in the ESOP, which is an employee stock ownership plan under the Internal Revenue Code.  The allocation for 1994 has not been made.  The amounts shown for 1993 and 1992 represent
    Common Shares allocated to the account of the Named Executives as of the end of each such year.  Such allocations were made during the next year.  Common Shares were valued at $22.25 at the end of 1992 and $12.88 at the end of 1993.  The Company may,
    in its sole discretion, make contributions to the ESOP in the form of cash or Common Shares.  These contributions and forfeitures of unvested accounts are allocated to the individual account of every employee of the Company who is age 21 and employed on December 31 of each year in proportion to such employee's relative compensation for the year.  The accounts become
    20% vested after three years of employment increasing to 100% vested after seven years of employment.  Upon termination of employment, the vested amount of his account is delivered to the terminated employee.

(c) Hired December 5, 1994.

(d) This represents a grant made to Mr. Cockburn on November 14, 1994, which grant was conditioned upon the surrender of an option to purchase 35,000 Common Shares granted on January 14, 1994, an option to purchase 35,000 shares granted on January 18,
    1993 and an option to purchase 50,000 shares granted on October 14, 1991.  See "Compensation Committee Report on Repricing of
    Options" and "Ten-Year Option Repricings."

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options to the Named Executives during the last fiscal year.

                                                                Individual Grants*
                                            ---------------------------------------------------------      Potential Realizable
                                               Number of                                                  Value at Assumed Annual
                                               Securities     Percent of                                           Rates of
                                               Underlying   Total Options                                Stock Price Appreciation
                                                Options         granted     Exercise of                       For Option Term
                                                Granted      to Employees   Base Price     Expiration    -------------------------
                           Name                 (shares)    in Fiscal Year   ($/share)        Date           5%          10%
                           ----              -------------- --------------   ---------    ------------   -------------------------
                 G. Arthur Seelbinder            125,000(a)           16%        $21.75     01/14/04       $4,428,557   $7,051,737
                                                 246,723(b)           32%          6.50     11/14/04        2,612,257    4,159,583

                 Phillip L. Pritchard            150,000              19%         6.625     12/06/04        1,618,714    2,577,532

                 Glenn W. Cockburn                35,000(a)            5%         21.25     01/14/04        1,211,490    1,929,096
                                                  90,414(b)           12%          6.50     11/14/04          957,287    1,524,319

_______________

(a) These options were granted on January 14, 1994 and the exercise price is the market value of the Common Shares on that date.  Each option vests in four equal installments on each of the first four anniversaries of the date of grant and lapses 90 days after death or disability or 30 days after termination of employment.  All unvested options vest upon a change in control, see "Change in Control Arrangements." These options were surrendered in partial exchange for the options granted November 14,
    1994, see Note (b), "Compensation Committee Report on Repricing of Options" and "Ten-Year Option Repricings."

(b) These options were granted on November 14, 1994 and the exercise price is the market value of the Common Shares on that date.  Each option vests in four equal installments on each of the first four anniversaries of the date of grant and lapses 90 days after death or disability or 30 days after termination of employment.  All unvested options vest upon a change in control, see "Change in Control Arrangements." Grants were conditioned upon surrender of certain prior options.  See table under heading
    "Ten-Year Option Repricings," below.

FISCAL YEAR-END STOCK OPTION VALUES

    The following table sets forth certain information concerning the exercise of stock options by the Named Executives during the last fiscal year and the number and value of unexercised stock options held by each of them at the end thereof.

                                                             Number of
                                                            Securities                           Value of
                                                            Underlying                          Unexercised
                                                            Unexercised                        In-the-Money
                                                            Options at                          Options at
                                                          Fiscal Year-End                     Fiscal Year-End
                                                           (Exercisable/                       (Exercisable/
                                  Name                    Unexercisable)                      Unexercisable)
                                  ----                    --------------                      --------------
                  G. Arthur Seelbinder                    33,332/246,723                         $59,246/-0-
                  Glenn W. Cockburn                        53,330/90,414                         $79,194/-0-
                  Phillip L. Pritchard                       -0-/150,000                             -0-/-0-


COMMON SHARE PERFORMANCE

    The following graph shows the yearly percentage change in the cumulative total return to holders of Common Shares, assuming dividend reinvestment, and the cumulative total return, assuming dividend reinvestment, of the Russell 2000 Index and the Value Line Restaurant Industry Index since the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year (1990), through and including the end of the Company's last completed fiscal year (1994). The Russell 2000 Index is a capitalization weighted index of domestic equities traded on the New York and American Stock Exchanges and NASDAQ which excludes the 1000 largest capitalization equities of the 3000 such equities. Common Shares are traded on the New York Stock

Exchange and fit within the Russell 2000 Index definition. The Value Line Restaurant Industry Index is published in the Value Line Industry Review. The graph is based upon an assumed investment of $100 in each of Common Shares, the Russell 2000 Index and the Value Line Restaurant Industry Index on the last trading day before the Company's fifth preceding fiscal year.

                                1989    1990    1991    1992    1993    1994
                                ----    ----    ----    ----    ----    ----
COOKER RESTAURANT CORP          100.00  76.92   299.20  480.09  266.89  124.91
Russell 2000 Index              100.00  80.49   117.56  139.21  165.52  162.24
Restaurants                     100.00  87.24   121.32  152.58  178.16  167.09

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The primary purpose of the Company's executive compensation system as set forth in the Company's Long Range Strategic Plan for the Fiscal Years 1995 through 1999, is to promote, support and reward exceptional growth and premium profitability and thereby to maximize the value of the Company to its shareholders.

    The Company's executive compensation system consists of three components: salary and fringe benefits, cash bonus payments and stock options. All of the Named Executives, including the Chief Executive Officer, are compensated under this system which is administered by the Compensation Committee.

    Salary and fringe benefits (e.g., group health and life insurance, ESOP) are designed to be as low as possible, preferably substantially less than market values. The Committee's objective is to minimize this component and increases in it so as to minimize fixed costs and break- even levels. Base salaries are reviewed and adjusted by the Committee based upon management's recommendations annually. The Committee's review includes a review of salaries paid by comparable restaurant companies to comparable officers, including the Chief Executive Officer, as shown in their proxy statements. These companies consist of publicly traded full service restaurants in the casual dining segment of the restaurant industry.

    Cash bonus payments are a function of the Company's bonus plan, which is administered by the Compensation Committee. The bonuses payable under the cash bonus plan are determined by the multiplication of three factors: the individual executive's base salary during the period of determination, which is usually one-half of a fiscal year, the bonus percentage amount set for each executive by the Compensation Committee at the same time that his base salary is set, and the par percentage of the Company as a whole for the period of determination. The par percentage of the Company is determined by the Compensation Committee as follows: at the beginning of each fiscal half-year period, management submits its operating budget for that half-year to the Committee. The pre-tax net operating income (without ESOP accruals) of the Company shown in the budget approved by the Committee becomes 100% of par. At the beginning of each half-year, the Compensation Committee establishes increments by which the par percentage is increased or decreased if the actual pre-tax net operating income achieved for the half-year exceeds or falls short of the budgeted amount. At the end of each half-year, the Compensation Committee reviews the Company's financial performance for that half-year and determines the par percentage, which determination may include such adjustments as the Committee deems advisable. The determination of cash bonus is a mechanical exercise after the determination of the par percentage. Thus, if an executive's annual base salary is $80,000, his bonus percentage is 35% of base salary and the Company's pre-tax net operating income for the half-year exceeded budget by a sufficient amount so that the Compensation Committee set the percentage payout at 125% of par, the executive's bonus for the fiscal half-year would be 1/2 x $80,000 x 35% x 125% or $17,500. The sum of salary and cash bonus payments at par should be competitive in the marketplace for executive talent in the Company's industry.

    The final element of the Company's executive compensation system is the grant of stock options. The Compensation Committee grants options to the executives periodically under the Company's Employee Stock Option Plans which are administered by the Compensation Committee. Options generally have a 10 year term, become exercisable as to 25% of the grant on each of the first four anniversaries of the date of grant (subject to change in control provisions discussed below under "Change in Control Arrangements"), lapse after termination of employment and have an exercise price equal to the market price of Common Shares on the date of grant. Assuming a constant price to earnings ratio, stock options, like cash bonus payments, reward profitability. Additionally, since profitable earnings growth should raise the price to earnings ratio above the Company's competitors, stock options should reward growth and the commensurate increase in the Company's value to its shareholders.

    The addition of stock options to the compensation system should raise the Company's compensation levels provided to its executives to a superior level in the marketplace which should allow the Company to attract and retain superior talent. At the same time, the Company and its shareholders are protected by the large variable amount of compensation which is only paid if superior results are achieved and by the nature of the incentives to maximize income and growth built into the system.

    Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company to a Named Executive which is in excess of $1,000,000 in a year will be nondeductible by the Company for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the shareholders of the Company. Under current proposed Internal Revenue Service regulations promulgated under Section 162(m), the Company's employee stock option plans will be deemed to be performance-based compensation plans and amounts realized by the Named Executives under such plans will continue to be deductible by the Company through 1996. Because of the favorable treatment of the Company's employee stock option plans and the very remote possibility that base compensation and cash bonus levels will exceed $1,000,000 during fiscal 1995 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

    Compensation Committee: David T. Kollat (Chairman), David L. Hobson and Robin V. Holderman.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

    In the spring of 1994, the Board of Directors determined that the Company should recruit a senior executive with substantial experience in the restaurant industry to be the Company's chief operating officer. After an extensive recruiting process, management and the Board of Directors determined that Phillip L. Pritchard was the best candidate for the position. The Compensation Committee offered Mr. Pritchard a compensation package in November 1994, that included the immediate grant of an option to purchase 150,000 Common Shares and a commitment to grant him a further option to purchase 150,000 Common Shares in January 1996 at their current market prices on the date of grant. At the time the Committee made these determinations, less than 300,000 Common Shares were available for grant under the Company's Employee Stock Option Plans. The Committee considered various alternatives for obtaining the Common Shares for these grants including implementing a new option plan and granting options outside of the Plans. All of these alternatives were rejected because of problems under tax and securities laws and most importantly because they would involve an unacceptably large increase in shareholder dilution. The Committee determined that by exchanging existing out-of-the-money-options then held by Messrs. Seelbinder and Cockburn for new options priced at the then current market price, a suitable number of shares could be freed under the existing plans to allow for grants to Mr. Pritchard and for a reserve to grant options to other employees. The number of shares subject to the new options was determined so that the recipient would have the same amount of gain on the exercise of the new options at the end of five years, assuming the market price of the Common Shares reached the level projected in the Company's Long Range Strategic Plan for the Fiscal Years 1995 through 1999, as he would have had if he had exercised the old options at that time. If the market price of Common Shares exceeds those levels, the gain on the exercise of the new options would be smaller than that on the old option, but if market prices were less, the gain on the exercise of the new options would be larger than the gain on the old options. In addition, the new options have a vesting schedule that began on the date of their grant. The directors, therefore, determined that Messrs. Seelbinder and Cockburn should, upon surrender of their existing options granted in 1991, 1993 and 1994, receive, respectively, new options on 246,723 and 90,414 shares, respectively, which would vest beginning with the date of grant over a four year period and would have a ten year term and which would be priced at $6.50, the fair market value of the Common Shares on the date of grant.

    Compensation Committee: David T. Kollat (Chairman), David L. Hobson and Robin V. Holderman.

TEN-YEAR OPTION REPRICINGS

    Shown below is information with respect to the surrender of certain options of the Named Executives to purchase Common Shares pursuant to the Company's Employee Stock Option Plans in exchange for a grant of new options:

                                                          Number of       Market                                 Length of
                                                         Securities      Price of      Exercise                Original Term
                                                         Underlying      Stock at      Price at       New       Remaining at
                                                           Options        Time of       Time of     Exercise      Date of
                             Name               Date       Repriced      Repricing     Repricing     Price       Repricing
                             ----               ----       --------      ---------     ---------     -----       ---------
                    G. Arthur Seelbinder     10/14/91      90,000        $6.50          $11.185       *             6.5 years
                                             01/18/93     125,000        $6.50          $ 21.75       *             7.8 years
                                             01/14/94     125,000        $6.50          $ 21.75       *             8.8 years
                                             11/14/94     246,723        $6.50          $  6.50      $6.50           10 years

                    Glenn W. Cockburn        10/14/91      50,000        $6.50          $11.185       *             6.5 years
                                             01/18/93      35,000        $6.50          $ 21.75       *             7.8 years
                                             01/14/94      35,000        $6.50          $ 21.75       *             8.8 years
                                             11/14/94      90,414        $6.50          $  6.50      $6.50           10 years
- - ---------------
*The grant of options on 11/14/94 was conditioned upon surrender of the 10/14/91, 1/18/93 and 1/14/94 options.

CHANGE IN CONTROL ARRANGEMENTS

    The Compensation Committee has authorized the Company to enter into contingent employment agreements with the present and future Chairman of the Board, President, Vice President, Secretary or Treasurer of the Company. These employment agreements will only be effective after a change in control of the Company has occurred. A change in control includes (a) the acquisition of 20% or more of the Company's Common Shares without the prior approval of the Board of Directors, (b) a majority of the directors elected at any meeting of shareholders being persons who were not nominated by the Company's then current Board of Directors, or (c) any merger, consolidation or transfer of substantially all of the Company's assets without approval by the Board of Directors. Furthermore, these agreements only become effective if the Company had a 10% return on assets and 15% earnings per share growth during the year preceding the year during which a change in control occurred. If a change in control occurs and the Company has met the profitability and growth targets set forth in the agreements, the employees who were party to the agreements will be employed by the Company for at least five years after the change in control with authority, responsibility and compensation not less than they had before the change in control. The agreements provide that, while the employees are employed by the Company after a change in control, they will not compete with the Company and will protect the Company's confidential information and intellectual property. If an employee's employment is terminated by the Company without cause (defined for this purpose to include willful failure to perform material employment obligations, acts of deliberate dishonesty involving the business of the Company or conviction of a felony involving the business of the Company, as determined by the Board of Directors after notice, opportunity to cure and a hearing), or if the employee resigns because he has determined in good faith that his authority, responsibility or compensation has been diminished, the Company must pay a severance payment equal to the maximum amount payable under Section 280G of the Internal Revenue Code, which is generally three times the employee's average compensation over the previous five years. Under the agreements, the Company must bear all costs and legal fees associated with the agreement's enforcement by the employee and indemnify the employee against all claims by third parties or the Company unless the employee has been determined to be liable to the Company in a derivative action and a court refuses to grant him indemnification. The agreements may be canceled by the Board of Directors at any time before a change in control has occurred. To date, the Company has entered into contingent employment agreements with Messrs. Seelbinder, Pritchard and Cockburn, and Margaret A. Epperson.

    The Company's stock option plans each contain a provision providing that each option granted under the plan will become immediately exercisable as to 100% of the Common Shares subject to such option upon any change in control of the Company. A change in control is defined under the plans to include (a) the acquisition of 20% or more of the Company's Common Shares without the prior approval of the Board of Directors, (b) a majority of the directors elected in any annual meeting of shareholders being persons who are not nominated by the Company's then current Board of Directors, or (c) any merger, consolidation or transfer of substantially all of the Company's assets without approval by the Board of Directors.

COMPENSATION OF NONMANAGEMENT DIRECTORS

    Each director of the Company who is not an employee of the Company receives $1,200 per quarter, $300 per board meeting attended, and $300 per committee meeting attended as compensation for his services as a director. In fiscal 1994, the Company paid $17,166 to 22, Inc. (a consulting company of which David
T. Kollat is Chairman) as compensation for consulting services performed for the Company. David L. Hobson, who is a member of the United States House of Representatives, is precluded from receiving any compensation from the Company for his services as a director by the rules of the House and has waived the payment of all such compensation.

    Each director of the Company who is not an employee is eligible to receive options under the 1988 and 1992 Directors Plans. Only nonincentive options may be granted under the Directors Plans. No shares remain to be granted under the 1988 Directors Plan. The 1992 Directors Plan provides that options on a total of 24,000 shares will be granted at the time of the annual meeting of shareholders to the nonemployee directors who attended 75% of the meetings of the Board of Directors held since the previous annual meeting. The options will be allocated among the eligible directors equally and will be exercisable at a price of 100% of the value of the Common Shares on the date of grant.
Each option will become exercisable as to 25% of the shares which are subject to the option on completion of each full year of directorship after the grant and will terminate after 10 years and 1 day, 90 days after termination of directorship due to death or disability or 30 days after any other termination of directorship. Payment for Common Shares purchased upon exercise of an option must be made in full in cash at the time of exercise.

CERTAIN TRANSACTIONS

    During the first quarter of 1994, the Board of Directors approved a guaranty by the Company of a loan of $5,000,000 to G. Arthur Seelbinder from First Union National Bank of Tennessee. The loan bears interest at such Bank's prime rate plus 1/4%, had an initial term of 18 months and is secured by a pledge of 570,000 Common Shares to the Bank. The guaranty provides that the Bank will sell the pledged shares and apply the proceeds thereof to the loan prior to calling on the Company for its guaranty. The guaranty secures the loan until it is repaid or refinanced without a guaranty. Mr. Seelbinder will pay a guaranty fee of 1/4% of the principal amount of the loan guaranteed to the Company at the time the loan is guaranteed and on each anniversary of the guaranty as long as it is outstanding.

                            INDEPENDENT ACCOUNTANTS

    On May 13, 1993, the Company engaged Price Waterhouse as its independent accountants to audit its financial statements for the fiscal year 1993 ended January 2, 1994. Deloitte & Touche served as the Company's independent accountants for the fiscal year 1992 (ended January 3, 1993) and 1991 (ended December 29, 1991) and audited the financial statements of the Company for each of those fiscal years. The Audit Committee of the Company approved the engagement of Price Waterhouse and the consequent non-reengagement of Deloitte & Touche. Deloitte & Touche's report on the financial statements of the Company for the fiscal years 1991 and 1992 did not contain an adverse opinion nor a disclaimer of opinion nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years 1991 and 1992 and the period of the fiscal year 1993 ending on the date of the engagement of Price Waterhouse, the Company had no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    A representative of Price Waterhouse has been invited and is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of shareholders.


                                 OTHER BUSINESS

    The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.


                        COST OF SOLICITATION OF PROXIES

    The cost of this solicitation will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to distribute proxy materials and solicit proxies in connection with the Annual Meeting. The Company will pay CIC $4,000 plus reasonable out-of-pocket expenses for such activities. The Company will reimburse CIC for all printing costs, postage and freight charges incurred in connection with the delivery of the Company's proxy materials. In addition to the solicitation of proxies by mail, CIC may solicit proxies personally or by telephone. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.


                             SHAREHOLDER PROPOSALS

    A shareholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 1996 must be received by the Company before November 17, 1995, at its offices at 1530 Bethel Road, Columbus, Ohio 43220, Attention: Secretary.

COOKER RESTAURANT CORPORATION  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints G. Arthur Seelbinder and Margaret A. Epperson, and each of them, severally, with full power of substitution, as proxies for the undersigned and hereby authorizes them to represent and to vote, as designated below, all of the Common Shares, without par value, of Cooker Restaurant Corporation held of record by the undersigned on March 3, 1995, at the Annual Meeting of Shareholders to be held on April 24, 1995, or any adjournment thereof, with all the power the undersigned would possess if present in person.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.

1. TO ELECT AS CLASS A DIRECTORS THE NOMINEES NAMED BELOW FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

       NOMINEES: David L. Hobson, Robin V. Holderman, G. Arthur Seelbinder

   / / FOR all nominees listed above (except as marked to the contrary)

   / / WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)

2. TO ELECT AS CLASS B DIRECTORS THE NOMINEES NAMED BELOW FOR A TERM OF TWO YEARS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

       NOMINEES: Glenn W. Cockburn, David T. Kollat, Joseph E. Madigan

   / / FOR all nominees listed above (except as marked to the contrary)

   / / WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)

3. TO ELECT AS CLASS C DIRECTORS THE NOMINEES NAMED BELOW FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

       NOMINEES: Henry R. Hillenmeyer, Margaret T. Monaco, Phillip L. Pritchard

   / / FOR all nominees listed above (except as marked to the contrary)

   / / WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)

         (Continued, and to be dated and signed, on the reverse side.)

                        (Continued from the other side.)

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES LISTED ABOVE.

   The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 17, 1995 and a copy of the Company's 1994 Annual Report to Shareholders.

                                           Date:                          , 1995

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature (if held jointly)

                                           IMPORTANT: Please sign exactly as
                                           name or names appear to the left.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such.
                                           Corporations should sign in their
                                           full corporate name by their
                                           president or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by an
                                           authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE.